Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our audit report on the financial statements of Akanda Corp. for the period ended December 31, 2022, dated April 28, 2023, included in Akanda Corp.’s Registration Statement on Form S-8 Under the Securities Act of 1933 dated July 14, 2023.

Los Angeles, California
July 14, 2023